EXHIBIT 24

OWENS-ILLINOIS, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That each individual whose signature appears below hereby consents to and appoints James W. Baehren as his true and lawful attorney-in-fact and agent with all power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the 2008 Annual Report on Form 10-K of Owens-Illinois, Inc., a corporation organized and existing under the laws of the State of Delaware, and any and all amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the same as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand on the date set opposite his name.

Signature	Title	Date

/s/ Albert P.L. Stroucken	Chairman of the Board of Directors and Chief	February 17, 2009
Albert P.L. Stroucken	Executive Officer (Principal Executive Officer); Director

/s/ Edward C. White	Senior Vice President and Chief Financial Officer	February 17, 2009
Edward C. White	(Principal Financial Officer)

/s/ Gary F. Colter	Director	February 17, 2009
Gary F. Colter

/s/ Peter S. Hellman	Director	February 17, 2009
Peter S. Hellman

/s/ David H. Y. Ho	Director	February 17, 2009
David H. Y. Ho

/s/ Anastasia D. Kelly	Director	February 17, 2009
Anastasia D. Kelly

/s/ John J. McMackin, Jr.	Director	February 17, 2009
John J. McMackin, Jr.

/s/ Corbin A. McNeill, Jr.	Director	February 17, 2009
Corbin A. McNeill, Jr.

/s/ Hugh H. Roberts	Director	February 17, 2009
Hugh H. Roberts

/s/ Helge H. Wehmeier	Director	February 17, 2009
Helge H. Wehmeier

/s/ Dennis K. Williams	Director	February 17, 2009
Dennis K. Williams

/s/ Thomas L. Young	Director	February 17, 2009
Thomas L. Young